UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2013

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (310) 208-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02(e)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Ray Irani was not re-elected to the Board at the 2013 Annual Stockholders Meeting, and so was not re-elected as Chairman of the Board.  Dr. Irani has maintained that the Company effectively terminated him under the terms of his 2008 Employment Agreement, thereby entitling him to a termination payment and other benefits and perquisites under that Agreement.  The 2013 Proxy Statement contains a general description of his termination payment and other benefits and perquisites under his Employment Agreement in various circumstances.  The Company and Dr. Irani have settled this dispute and resolved all matters relating to his separation.  Under the settlement, his employment will terminate and he will receive (i) $14 million, but not the $16.8 million termination payment described in the 2013 Proxy Statement which he claimed, (ii) continuation of his tax preparation and financial planning services and his security services (estimated annual cost of up to $1.3 million) for life, but not the longer list of post-termination lifetime perquisites he claimed, including those listed in the 2013 Proxy Statement (estimated annual cost of $2.2 million) and (iii) certain other benefits.  However, he will not receive an individual performance bonus for 2013 under the Executive Incentive Compensation Plan.  The settlement also provides for a mutual release of claims and a non-disparagement agreement.  Consistent with Company policy for executive officers generally, Dr. Irani is also entitled to certain post-employment benefit and welfare plan payments and equity-based awards described in the 2013 Proxy Statement.  The total pre-tax cost of the settlement and such other payments is currently estimated to be approximately $26 million, plus up to $1.3 million in annual costs.

The foregoing summary of the settlement agreement does not purport to be complete and is qualified in its entirety by reference to the settlement agreement, which is filed with this Report as Exhibit 99.1 and is incorporated into this Item 5.02(e) by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Settlement Agreement and General Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: December 23, 2013
/s/ D P de Brier
Donald de Brier,
Corporate Executive Vice President and Corporate Secretary